UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): September 19, 2026

TransUnion

(Exact name of registrant as specified in its charter)

Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TRU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2026, Todd M. Cello, notified TransUnion (the “Company”) that he intends to resign as Executive Vice President, Chief Financial Officer of the Company effective on December 31, 2026 (the “Transition Date”). Mr. Cello has agreed to continue to provide transition services to the Company through March 1, 2027 (the “Transition Period”). Mr. Cello’s resignation is not related to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company will conduct a comprehensive search for Mr. Cello’s replacement. If the Company has not hired a replacement Chief Financial Officer by the Transition Date, the Board of Directors of the Company is expected to appoint an interim Chief Financial Officer until such time as a successor is appointed.

In connection with Mr. Cello’s transition, the Company entered into a Transition and Separation Agreement with Mr. Cello dated as of September 23, 2026 (the “Transition Agreement”). Pursuant to the Transition Agreement, subject to Mr. Cello’s continued employment with the Company, he will be eligible for his existing base salary through March 1, 2027, and his benefits until March 31, 2027. Mr. Cello will be eligible for his 2026 annual incentive bonus, subject to Company and individual performance, as long as he remains employed by the Company through the Transition Date. The performance share units issued to Mr. Cello on February 28, 2024 will continue to vest in accordance with their terms so long as Mr. Cello remains employed by the Company through February 28, 2027. Subject to and contingent on Mr. Cello signing and not revoking a general release of claims in favor of the Company, Mr. Cello is eligible for up to eighteen (18)-months of Company funded COBRA continuation coverage and outplacement agency services for a period of up to one year and with a maximum value of $35,000. During the Transition Period, Mr. Cello will provide transition services in his area of expertise and such other responsibilities as reasonably assigned by the Company’s Chief Executive Officer. The payments under the Transition Agreement are subject to and contingent on Mr. Cello’s agreement to, and continued compliance with, confidentiality, non-solicitation, non-disparagement, cooperation, non-disclosure and other restrictive covenants.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 7.01. Regulation FD Disclosure

A copy of the press release announcing Mr. Cello’s resignation and reaffirming third quarter and full-year 2026 guidance with respect to revenue, Adjusted EBITDA and Adjusted Diluted Earnings Per Share is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1†	Transition and Separation Agreement by and between TransUnion and Todd M. Cello, dated as of September 23, 2026.

99.1	Press Release of TransUnion dated September 23, 2026

104	Cover page Interactive Data File (embedded within the inline XBRL file).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION

Date: September 23, 2026	By:	/s/ Heather J. Russell
	Name:	Heather J. Russell
	Title:	Executive Vice President, Chief Legal Officer